Exhibit 99.1
CROSS COUNTRY HEALTHCARE ANNOUNCES FOURTH QUARTER AND FULL YEAR
2024 FINANCIAL RESULTS

BOCA RATON, Fla., March 5, 2025--Cross Country Healthcare, Inc. (the “Company”) (Nasdaq: CCRN) today announced financial results for its fourth quarter and full year ended December 31, 2024.

SELECTED FINANCIAL INFORMATION:

Dollars are in thousands, except per share amounts	Q4 2024	Variance Q4 2024 vs Q4 2023		Variance Q4 2024 vs Q3 2024		Full Year 2024	Variance 2024 vs 2023
Revenue	$309,940	(25)%		(2)%		$1,344,004	(33)%
Gross profit margin*	20.0%	(190)	bps	(40)	bps	20.4%	(190)	bps
Net loss attributable to common stockholders	$(3,753)	(142)%		(247)%		$(14,556)	(120)%
Diluted EPS	$(0.12)	$(0.38)		$(0.20)		$(0.44)	$(2.49)
Adjusted EBITDA*	$9,271	(55)%		(10)%		$49,073	(66)%
Adjusted EBITDA margin*	3.0%	(200)	bps	(30)	bps	3.7%	(350)	bps
Adjusted EPS*	$0.04	$(0.25)		$(0.08)		$0.46	$(1.77)
Cash flows provided by operations	$24,234	101%		224%		$120,116	(52)%
* Represents amounts that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP) and are referred to as non-GAAP measures. Please refer to the accompanying discussion below of how these non-GAAP financial measures are calculated and used under “Non-GAAP Financial Measures” and the tables reconciling these measures to the closest GAAP measure.

Fourth Quarter and Full Year Business Highlights

•Fourth quarter Revenue was at the high end of our guidance range
•Physician and Homecare Staffing experienced sequential and year-over-year revenue growth
•Cross Country Education experienced double-digit sequential revenue growth
•Secured a three-year contract renewal with our largest managed service program
•Continued strong balance sheet with $82 million of cash on hand and no debt as of December 31, 2024
•Repurchased over 2.4 million shares of common stock for $36.8 million in 2024

“Our fourth quarter top line performance was driven by continued strength in our non-travel businesses such as Physician Staffing, Education and Homecare,” said John A. Martins, President and Chief Executive Officer of Cross Country Healthcare. He continued, “As we await the closing of the pending transaction with Aya Healthcare, which we currently expect to occur in the second half of the year, we continue on our path of delivering clinical excellence in order to meet our clients’ needs in this dynamic and highly competitive market.”

Exhibit 99.1
Fourth quarter consolidated revenue was $309.9 million, a decrease of 25% year-over-year and 2% sequentially. Consolidated gross profit margin was 20.0%, down 190 basis points year-over-year and 40 basis points sequentially. Net loss attributable to common stockholders was $3.8 million, as compared to net income of $9.0 million in the prior year and $2.6 million in the prior quarter. Diluted earnings per share (EPS) was a net loss of $0.12, as compared to net income of $0.26 in the prior year and $0.08 in the prior quarter. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) was $9.3 million, or 3.0% of revenue, as compared with $20.6 million, or 5.0% of revenue, in the prior year, and $10.3 million, or 3.3% of revenue, in the prior quarter. Adjusted EPS was $0.04, as compared to $0.29 in the prior year and $0.12 in the prior quarter.

For the year ended December 31, 2024, consolidated revenue was $1.3 billion, a decrease of 33% year-over-year. Consolidated gross profit margin was 20.4%, down 190 basis points year-over-year. Net loss attributable to common stockholders was $14.6 million, or $0.44 per diluted share, as compared to net income of $72.6 million, or $2.05 per diluted share, in the prior year. Adjusted EBITDA was $49.1 million, or 3.7% of revenue, as compared to $144.4 million, or 7.2% of revenue, in the prior year. Adjusted EPS was $0.46, as compared to $2.23 in the prior year.

Quarterly Business Segment Highlights
Nurse and Allied Staffing

Revenue was $256.9 million, a decrease of 30% year-over-year and 3% sequentially. Contribution income was $20.3 million, a decrease from $33.9 million in the prior year and an increase from $19.3 million sequentially. Average field contract personnel on a full-time equivalent (FTE) basis was 7,621, as compared with 9,570 in the prior year and 7,660 in the prior quarter. Revenue per FTE per day was $363, as compared to $414 in the prior year and $373 in the prior quarter.
Physician Staffing

Revenue was $53.0 million, an increase of 13% year-over-year and 5% sequentially. Contribution income was $3.5 million, an increase from $1.9 million in the prior year and a decrease from $4.6 million sequentially. Total days filled were 25,427, as compared with 23,578 in the prior year and 24,424 in the prior quarter. Revenue per day filled was $2,085, as compared with $1,988 in the prior year and $2,058 in the prior quarter.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities for the three months ended December 31, 2024 was $24.2 million, as compared to $12.1 million for the three months ended December 31, 2023 and $7.5 million for the three months ended September 30, 2024. We experienced an 11 day year-over-year improvement in days’ sales outstanding. For the year ended December 31, 2024, net cash provided by operating activities was $120.1 million, as compared to $248.5 million in the prior year.

During the fourth quarter, the Company repurchased and retired a total of 0.3 million shares of its common stock for an aggregate price of $3.6 million, at an average market price of $12.18 per share. As of December 31, 2024, the Company had 32.3 million unrestricted shares outstanding and $40.5 million remaining for share repurchase.

Exhibit 99.1
At December 31, 2024, the Company had $81.6 million in cash and cash equivalents with no debt outstanding. There were no borrowings drawn under its revolving senior secured asset-based credit facility (ABL). As of December 31, 2024, borrowing base availability under the ABL was $146.9 million, with $132.0 million of availability net of $14.9 million of letters of credit.

CONFERENCE CALL

As previously disclosed, on December 3, 2024, the Company entered into a merger agreement with Aya Healthcare, Inc. and certain of its subsidiaries (Aya Merger, and such agreement, the Merger Agreement). In light of the pending transaction, the Company will not host an earnings conference call to review fourth quarter and full year 2024 financial results, nor will it provide forward-looking guidance. This press release is also posted on the Company's website at ir.crosscountry.com.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 38 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights.

Copies of this and other press releases, as well as additional information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying financial statement tables reference non-GAAP financial measures, such as gross profit margin, adjusted EBITDA, and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes such non-GAAP financial measures are useful to investors when evaluating the Company's performance, as such non-GAAP financial measures exclude certain items that management believes are not indicative of the Company's future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

Exhibit 99.1
FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements relating to our future results (including business trends); statements regarding the proposed Aya Merger; the expected timing and closing of the proposed Aya Merger; the Company’s ability to consummate the proposed Aya Merger; the expected benefits of the proposed Aya Merger and other considerations taken into account by the Board in approving the proposed Aya Merger; the amounts to be received by stockholders; and expectations for the Company prior to and following the closing of the proposed Aya Merger, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed Aya Merger, (ii) the risk that a condition of closing of the proposed Aya Merger may not be satisfied or that the closing of the proposed Aya Merger might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the proposed Aya Merger is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed Aya Merger, (vi) the risk that any announcements relating to the proposed Aya Merger could have adverse effects on the market price of the common stock of the Company, (vii) the risk that the proposed Aya Merger and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee, (ix) the risk that competing offers will be made, (x) unexpected costs, charges or expenses resulting from the Aya Merger, (xi) potential litigation relating to the Aya Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s services and impact the Company’s profitability, (xiii) effects from global pandemics, epidemics or other public health crises, (xiv) changes in marketplace conditions, such as alternative modes of healthcare delivery, reimbursement and customer needs, and (xv) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, costs of providing services, retention of key employees, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual

Exhibit 99.1
Report on Form 10-K for the year ended December 31, 2023 and in the Company’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this press release, and the Company does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Exhibit 99.1

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2024	2023	2024	2024	2023

Revenue from services	$309,940	$414,035	$315,119	$1,344,004	$2,019,728
Operating expenses:
Direct operating expenses	247,948	323,546	250,961	1,069,752	1,569,318
Selling, general and administrative expenses	55,573	67,566	54,297	233,377	300,332
Credit loss (income) expense	(228)	4,165	1,512	21,432	14,562
Depreciation and amortization	4,341	4,471	4,498	18,200	18,347
Acquisition and integration-related costs	4,216	—	—	4,219	59
Restructuring costs	281	863	998	4,333	2,553
Legal and other (gains) losses	(928)	—	—	6,668	1,125
Impairment charges	2,170	—	—	2,888	719
Total operating expenses	313,373	400,611	312,266	1,360,869	1,907,015
(Loss) income from operations	(3,433)	13,424	2,853	(16,865)	112,713
Other expenses (income):
Interest expense	608	586	550	2,188	8,094
Loss on early extinguishment of debt	—	—	—	—	1,723
Interest income	(535)	(71)	(1,107)	(2,050)	(83)
Other expense (income), net	408	(60)	21	(605)	85
(Loss) income before income taxes	(3,914)	12,969	3,389	(16,398)	102,894
Income tax (benefit) expense	(161)	3,931	834	(1,842)	30,263
Net (loss) income attributable to common stockholders	$(3,753)	$9,038	$2,555	$(14,556)	$72,631

Net (loss) income per share attributable to common stockholders - Basic	$(0.12)	$0.26	$0.08	$(0.44)	$2.07

Net (loss) income per share attributable to common stockholders - Diluted	$(0.12)	$0.26	$0.08	$(0.44)	$2.05

Weighted average common shares outstanding:
Basic	32,338	34,481	33,016	33,379	35,158
Diluted	32,338	34,685	33,058	33,379	35,476

Exhibit 99.1

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2024	2023	2024	2024	2023
Adjusted EBITDA:[a]
Net (loss) income attributable to common stockholders	$(3,753)	$9,038	$2,555	$(14,556)	$72,631
Interest expense	608	586	550	2,188	8,094
Income tax (benefit) expense[b]	(161)	3,931	834	(1,842)	30,263
Depreciation and amortization	4,341	4,471	4,498	18,200	18,347
Acquisition and integration-related costs[c]	4,216	—	—	4,219	59
Restructuring costs[d]	281	863	998	4,333	2,553
Legal, bankruptcy, and other (gains) losses[e]	(928)	—	—	26,041	1,125
Impairment charges[f]	2,170	—	—	2,888	719
Loss on disposal of fixed assets	86	44	—	86	87
Loss on early extinguishment of debt[g]	—	—	—	—	1,723
Loss on lease termination	—	—	—	—	104
Interest income	(535)	(71)	(1,107)	(2,050)	(83)
Other expense (income), net	322	(104)	21	(691)	(106)
Equity compensation	1,698	1,166	870	6,025	6,579
System conversion costs[h]	926	668	1,120	4,232	2,326
Adjusted EBITDA[a]	$9,271	$20,592	$10,339	$49,073	$144,421
Adjusted EBITDA margin[a]	3.0%	5.0%	3.3%	3.7%	7.2%

Adjusted EPS:[i]
Numerator:
Net (loss) income attributable to common stockholders	$(3,753)	$9,038	$2,555	$(14,556)	$72,631
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[c]	4,216	—	—	4,219	59
Restructuring costs[d]	281	863	998	4,333	2,553
Legal, bankruptcy, and other (gains) losses[e]	(928)	—	—	26,041	1,125
Impairment charges[f]	2,170	—	—	2,888	719
Other expense (income), net	311	—	—	(804)	—
System conversion costs[h]	926	668	1,120	4,232	2,326
Loss on early extinguishment of debt[g]	—	—	—	—	1,723
Tax impact of non-GAAP adjustments	(1,843)	(400)	(552)	(10,867)	(2,167)
Adjusted net income attributable to common stockholders - non-GAAP	$1,380	$10,169	$4,121	$15,486	$78,969

Denominator:
Weighted average common shares - basic, GAAP	32,338	34,481	33,016	33,379	35,158
Dilutive impact of share-based payments	68	204	42	133	318
Adjusted weighted average common shares - diluted, non-GAAP	32,406	34,685	33,058	33,512	35,476

Reconciliation:
Diluted EPS, GAAP	$(0.12)	$0.26	$0.08	$(0.44)	$2.05
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[c]	0.13	—	—	0.13	—
Restructuring costs[d]	0.01	0.02	0.03	0.13	0.07
Legal, bankruptcy, and other (gains) losses[e]	(0.03)	—	—	0.77	0.03
Impairment charges[f]	0.07	—	—	0.09	0.02
Other expense (income),net	0.01	—	—	(0.02)	—
System conversion costs[h]	0.03	0.03	0.03	0.13	0.07
Loss on early extinguishment of debt[g]	—	—	—	—	0.05
Tax impact of non-GAAP adjustments	(0.06)	(0.02)	(0.02)	(0.33)	(0.06)
Adjusted EPS, non-GAAP[i]	$0.04	$0.29	$0.12	$0.46	$2.23

Exhibit 99.1

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	December 31,	December 31,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$81,633	$17,094
Accounts receivable, net	223,238	372,352
Income taxes receivable[j]	10,389	8,620
Prepaid expenses	7,848	7,681
Insurance recovery receivable	9,255	9,097
Other current assets	2,637	2,031
Total current assets	335,000	416,875
Property and equipment, net	28,850	27,339
Operating lease right-of-use assets	2,468	2,599
Goodwill	135,060	135,430
Other intangible assets, net	42,186	54,468
Deferred tax assets[j]	8,104	5,979
Insurance recovery receivable	20,928	25,714
Cloud computing	10,846	5,987
Other assets	5,809	6,673
Total assets	$589,251	$681,064

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses[j]	$64,946	$92,822
Accrued compensation and benefits	47,646	52,297
Operating lease liabilities	2,089	2,604
Earnout liability	4,411	6,794
Other current liabilities	1,310	1,559
Total current liabilities	120,402	156,076
Operating lease liabilities	1,782	2,663
Accrued claims	34,425	34,853
Earnout liability	—	5,000
Uncertain tax positions	10,117	10,603
Other liabilities	3,566	4,218
Total liabilities	170,292	213,413

Commitments and contingencies

Stockholders' equity:
Common stock	3	4
Additional paid-in capital	202,338	236,417
Accumulated other comprehensive loss	(1,441)	(1,385)
Retained earnings[j]	218,059	232,615
Total stockholders' equity	418,959	467,651
Total liabilities and stockholders' equity	$589,251	$681,064

Exhibit 99.1

Cross Country Healthcare, Inc.
Segment Data[k]
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	December 31,	% of	December 31,	% of	September 30,	% of	% change	% change
	2024	Total	2023	Total	2024	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$256,929	83%	$367,155	89%	$264,853	84%	(30)%	(3)%
Physician Staffing	53,011	17%	46,880	11%	50,266	16%	13%	5%
	$309,940	100%	$414,035	100%	$315,119	100%	(25)%	(2)%

Contribution income:[l]
Nurse and Allied Staffing	$20,347		$33,901		$19,251		(40)%	6%
Physician Staffing	3,549		1,947		4,629		82%	(23)%
	23,896		35,848		23,880		(33)%	—%

Corporate overhead[m]	17,249		17,090		15,531		(1)%	(11)%
Depreciation and amortization	4,341		4,471		4,498		3%	3%
Restructuring costs[d]	281		863		998		67%	72%
Legal and other (gains) losses[n]	(928)		—		—		100%	100%
Impairment charges[f]	2,170		—		—		(100)%	(100)%
Acquisition and integration-related costs[c]	4,216		—		—		(100)%	(100)%
(Loss) income from operations	$(3,433)		$13,424		$2,853		(126)%	(220)%

	Year Ended						Year-over-Year
	December 31,	% of	December 31,	% of			% change
	2024	Total	2023	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$1,145,419	85%	$1,841,428	91%			(38)%
Physician Staffing	198,585	15%	178,300	9%			11%
	$1,344,004	100%	$2,019,728	100%			(33)%

Contribution income:[l]
Nurse and Allied Staffing	$72,601		$196,777				(63)%
Physician Staffing	15,349		9,788				57%
	87,950		206,565				(57)%

Corporate overhead[m]	68,507		71,049				4%
Depreciation and amortization	18,200		18,347				1%
Restructuring costs[d]	4,333		2,553				(70)%
Legal and other losses[n]	6,668		1,125				(493)%
Impairment charges[f]	2,888		719				(302)%
Acquisition and integration-related costs[c]	4,219		59				NM
(Loss) income from operations	$(16,865)		$112,713				(115)%

NM - Not meaningful

Exhibit 99.1

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2024	2023	2024	2024	2023

Net cash provided by operating activities	$24,234	$12,074	$7,470	$120,116	$248,498
Net cash used in investing activities	(2,531)	(2,875)	(1,124)	(8,714)	(13,775)
Net cash used in financing activities	(4,077)	(6,416)	(11,926)	(46,849)	(221,241)
Effect of exchange rate changes on cash	(14)	10	—	(14)	8
Change in cash and cash equivalents	17,612	2,793	(5,580)	64,539	13,490
Cash and cash equivalents at beginning of period	64,021	14,301	69,601	17,094	3,604
Cash and cash equivalents at end of period	$81,633	$17,094	$64,021	$81,633	$17,094

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2024	2023	2024	2024	2023

Revenue from services	$309,940	$414,035	$315,119	$1,344,004	$2,019,728
Less: Direct operating expenses	247,948	323,546	250,961	1,069,752	1,569,318
Gross profit	$61,992	$90,489	$64,158	$274,252	$450,410
Consolidated gross profit margin[o]	20.0%	21.9%	20.4%	20.4%	22.3%

Nurse and Allied Staffing statistical data:
FTEs[p]	7,621	9,570	7,660	8,205	10,831
Average Nurse and Allied Staffing revenue per FTE per day[q]	$363	$414	$373	$378	$462

Physician Staffing statistical data:
Days filled[r]	25,427	23,578	24,424	97,888	92,504
Revenue per day filled[s]	$2,085	$1,988	$2,058	$2,029	$1,927

(a)    Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on lease termination, gain or loss on sale of business, interest income, other expense (income), net, equity compensation, and system conversion costs. Adjusted EBITDA is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income (loss) attributable to common stockholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure as defined by the Company's credit facilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.
(b)    The decrease in income tax expense for the 2024 periods related to a decrease in book income primarily driven by credit loss expense.
(c)    Acquisition and integration costs relate primarily to fees associated with the pending Aya Merger.
(d)     Restructuring costs were primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.
(e)    Includes legal costs and other settlement charges as presented on the consolidated statements of operations and losses pertaining to matters outside the normal course of operations. The Company incurred a settlement expense of $1.2 million, and recorded a $1.8 million recovery related to a previous loss, in the fourth quarter of 2024, and incurred $19.4 million of credit loss expense, driven by a bankruptcy filing by a single MSP

Exhibit 99.1
customer, for the year ended December 31, 2024. There was no significant impact on operations from this MSP client as the majority of the business had been wound down in the prior year. For the year ended December 31, 2023, the Company incurred $1.1 million, including legal fees, to settle a wage and hour class action lawsuit.
(f)    Impairment charges for the year ended December 31, 2024 were related to right-of-use assets and related property in connection with vacated leases during 2024, as well as the write-off of goodwill and intangible assets associated with the impairment of a previous asset acquisition. Impairment charges for the year ended December 31, 2023 primarily related to the write-off of an abandoned IT project.
(g)    Loss on early extinguishment of debt for the year ended December 31, 2023 consisted of the write-off of debt issuance costs related to the payoff and termination of the term loan on June 30, 2023.
(h)    System conversion costs include enterprise resource planning system costs related to the upgrading and integrating of our middle and back-office platforms, with certain development costs capitalized and amortized in accordance with the Company's policies, and applicant tracking system costs related to the Company's project to replace its legacy system supporting its travel nurse staffing business.
(i)     Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share before the diluted EPS impact of acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, system conversion costs, and nonrecurring income tax adjustments. Adjusted EPS is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes Adjusted EPS provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company than EPS. Quarterly non-GAAP adjustment may vary due to rounding.
(j)    Financial information included in the December 31, 2023 balance sheet includes immaterial revisions to the Company's previously-reported financial information. Please see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as filed with the SEC, for more information.
(k)     Segment data is provided in accordance with the Segment Reporting Topic of the Financial Accounting Standards Board Accounting Standards Codification.
(l)     Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other (gains) losses, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.
(m)    Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal,    human resources, and marketing, as well as public company expenses and Company-wide projects (initiatives).
(n)    Legal and other losses includes legal costs and other settlement charges as presented on the consolidated statements of operations and losses pertaining to matters outside the normal course of operations.
(o)     Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.
(p)    FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(q)    Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue, excluding permanent placement, per FTE by the number of days worked in the respective periods.
(r)    Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(s)    Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Cross Country Healthcare, Inc.
William J. Burns, 561-237-2555
Executive Vice President & Chief Financial Officer
wburns@crosscountry.com

Source: Cross Country Healthcare, Inc.